Collective Brands Reports 2011 Fourth Quarter, Annual Financial Results

Quarterly Comp Sales Up Nearly 2%; Strategic Initiatives at Payless, Stride Rite Retail Gained Traction in the Quarter; PLG Quarterly Sales Growth of 19%; Record Annual Sales of $1 Billion

TOPEKA, KS -- (Marketwire - February 28, 2012) - Collective Brands, Inc. (NYSE: PSS) today reported financial results for the fourth quarter and fiscal year ended January 28, 2012. Fourth quarter 2011 comparable store sales(1) increased 1.7%, including a 1.6% gain at Payless Domestic due to progress in transforming the Payless business model. This represents the strongest same store sales increase since third quarter 2009. Collective Brands net sales for the quarter were $815.9 million and adjusted net sales (which exclude the impact of third-party store liquidations) were $802.0 million, up 3.6% compared to fourth quarter 2010. The sales growth was driven principally by the strong performance of the Performance + Lifestyle Group (PLG) and the same store sales growth at Payless Domestic.

The net loss attributable to Collective Brands, Inc. for fourth quarter 2011 was $41.6 million, or $0.69 per diluted share. The adjusted net loss(2) was $36.6 million, or $0.61 per diluted share, compared to a net loss of $10.1 million, or $0.16 per diluted share, in fourth quarter 2010.

The fourth quarter 2011 adjustments, which totaled $13.2 million on a pre-tax basis, or $0.08 per diluted share, were as follows:

  $11.5 million related to the store closure initiative -- $7.4 million of lease termination costs, $2.4 million of severance, and $1.7 million from third-party store liquidations.
  $1.7 million related to the review of strategic alternatives.

Collective Brands' fourth quarter 2011 operating loss was $22.2 million, or $9.0 million on an adjusted(2) basis, compared to operating profit of $2.6 million in the fourth quarter of 2010. Adjusted earnings before interest, taxes, depreciation, and amortization(2) ("Adjusted EBITDA") was $23.4 million in the fourth quarter of 2011 compared to $36.2 million in the prior year period.

"Our results reflect how the Payless Domestic strategy is connecting with our customers," said Michael J. Massey, Chief Executive Officer of Collective Brands, Inc. "Our early stage efforts to engage budget-conscious consumers, with more value-focused assortments and messaging, began to take hold during the quarter. Our actions at Payless held traffic in the U.S. nearly flat for the best result in six years. When they came in, customers bought more, and bought more often. We believe our Payless team's initiatives are gaining traction and driving results, which gives us confidence as we move forward."

Mr. Massey continued, "Importantly, consumer feedback along with our results show that our strategic re-direction for the Payless business is correct. We look forward to this year when our consumers will see an even greater change in the value and experience Payless offers."

Mr. Massey added, "Our Performance + Lifestyle Group again delivered outstanding results, its eighth consecutive quarter of sales growth. The performance was led by Sperry Top-Sider and we also saw strong improvement in our Stride Rite retail and wholesale businesses."

Quarterly Operating Segment Sales
Payless Domestic net sales increased 0.7% and same store sales increased 1.6%. Compelling price points drove increases in conversion, units, and units per transaction. Categories which sold well included Incredible Value Every Day products across departments, pumps, the Brash junior collection, and slip-resistant footwear. In addition, the e-commerce business was particularly strong.

Payless International net sales increased 2.3% and same store sales decreased 0.8%. Net sales growth was driven by new stores in Jamaica, the franchise channel, and Canada. The same store sales decline was driven by Puerto Rico and Latin America.

PLG Wholesale sales increased 21.2% led by Sperry Top-Sider growth across virtually all product categories and distribution channels. Saucony and Stride Rite also delivered higher sales.

PLG Retail net sales increased 13.5% and same store sales increased 9.6%. The increases were driven by the successful execution of the Stride Rite strategy which included greater inventory breadth on key ideas, focus on younger children, and effective use of licensed and third-party products. Sperry retail stores, both new and existing, also contributed to the sales gains.

Other Financial and Store Metrics
The gross margin rate in the quarter was 27.9%. On an adjusted basis(2), the gross margin rate was 29.5%, a decrease compared to last year of 230 basis points, due primarily to more aggressive pricing on product no longer aligned to the strategy, as well as higher product costs. This compares to the third quarter gross margin decline of 530 basis points.

Fourth quarter selling, general & administrative expenses as a percent of sales improved by 90 basis points due primarily to lower variable compensation and sales leverage.

Inventory at the end of the quarter was $563.4 million, up 6.0%. The higher inventory level was driven principally by higher product costs, additional unit growth at PLG and Payless, and moderated by store closings.

During the fourth quarter the Company opened 13 new stores (11 Payless and two PLG), closed 323 stores (279 Payless and 44 PLG), and relocated eight stores (seven Payless and one PLG). During the year the Company opened 55 new stores (44 Payless and 11 PLG), closed 403 stores (345 Payless and 58 PLG), and relocated 36 stores (32 Payless and 4 PLG).

Wholly-Owned and Joint Venture
 Store Counts                      Jan. 28, 2012 Oct. 29, 2011 Jan. 29, 2011
                                   ------------- ------------- -------------
Payless Domestic                           3,499         3,759         3,794
Payless International                        661           669           667
Performance + Lifestyle Group                336           378           383
                                   ------------- ------------- -------------
Total Stores                               4,496         4,806         4,844
                                   ============= ============= =============

The Company had franchised stores in 21 countries and territories as of the end of fourth quarter 2011.

Franchise Store Counts             Jan. 28, 2012 Oct. 29, 2011 Jan. 29, 2011
                                   ------------- ------------- -------------
Payless International                        143           115            62
Stride Rite                                   20            14             8
                                   ------------- ------------- -------------
Total Stores                                 163           129            70
                                   ============= ============= =============

Quarterly Segment Results (dollars in millions)

                                                          Adjusted
                                       Adjusted           2011 vs.     %
                  2011   Adjustments   (1) 2011   2010      2010    Change
                 ------  -----------  ---------  ------  ---------  ------
Net Sales
  Payless
   Domestic      $459.1  $     (12.9) $   446.2  $455.8  $    (9.6)   (2.1%)
  Payless
   International  135.0  $      (1.0)     134.0   132.0        2.0     1.5%
  PLG Wholesale   168.1            -      168.1   138.7       29.4    21.2%
  PLG Retail       53.7            -       53.7    47.3        6.4    13.5%
                 ------  -----------  ---------  ------  ---------  ------
Total            $815.9  $     (13.9) $   802.0  $773.8  $    28.2     3.6%
                 ======  ===========  =========  ======  =========  ======

Operating
 Profit/(Loss)
  Payless
   Domestic      $(36.3) $      11.5  $   (24.8) $(16.2) $    (8.6)  (53.1%)
  Payless
   International   12.8          0.4       13.2    17.8       (4.6)  (25.8%)
  PLG Wholesale     9.4            -        9.4     8.2        1.2    14.6%
  PLG Retail       (8.1)         1.3       (6.8)   (7.2)       0.4     5.6%
                 ------  -----------  ---------  ------  ---------  ------
Total            $(22.2) $      13.2  $    (9.0) $  2.6  $   (11.6)     NM
                 ======  ===========  =========  ======  =========  ======

                                                                 Adjusted
                                         Adjusted(1)             2011 vs.
                                 2011       2011        2010       2010
                                -----   ------------   -----   ------------
Operating Margin
  Payless Domestic               (7.9%)         (5.6%)  (3.6%)     (200 bps)
  Payless International           9.5%           9.9%   13.5%      (360 bps)
  PLG Wholesale                   5.6%           5.6%    5.9%       (30 bps)
  PLG Retail                    (15.1%)        (12.7%) (15.2%)      250 bps
                                -----   ------------   -----   ------------
Total                            (2.7%)         (1.1%)   0.3%      (140 bps)
                                =====   ============   =====   ============

Store Closings
The Company moved forward on its stated plan to close approximately 475 underperforming and low volume, non-strategic stores by year-end 2013. Approximately 400 of the stores slated to close are Payless stores in the U.S., Canada, and Puerto Rico and about 75 are Stride Rite Children's locations in the U.S. In 2011, the Company closed 352 of the 475 stores -- 298 Payless and 54 Stride Rite.

Lease termination, severance, and other exit costs for the entire closing period is expected to total $20 million to $25 million of which $13.0 million was recorded during 2011. Collective Brands still anticipates an annual improvement in operating profit of $18 million to $22 million from the closures driven primarily by estimated sales transfer to remaining locations from closed stores. Most of the benefit should be realized in 2012.

Strategic Review is Progressing
The review of strategic alternatives to enhance shareholder value, currently being undertaken by the Company's Board of Directors and management, continues to progress.

Outlook for Collective Brands

  PLG Wholesale sales in the first quarter are expected to grow at a high-single-digit percentage. First quarter backlog is up 1% with a greater mix of reorders versus future orders and a lower level of cancellations expected in the first quarter.
  The effective tax rate for 2012 is expected to be approximately 16% excluding discrete events.
  Capital expenditures are expected to total approximately $80 million - $85 million in 2012.
  Depreciation and amortization for 2012 is expected to total approximately $125 million.
  Year-end 2012 retail net store count is expected to decrease by approximately 50 stores from the prior year.

Notes to Financial Data
(1) Same store sales include Payless stores from all regions and PLG stores. The calculation excludes franchised stores, as well as stores that closed with the assistance of a third-party liquidator.

(2) This release contains certain non-GAAP financial measures. These measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help explain underlying performance trends in Collective Brands' business and provide useful information to both management and investors. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Please see the reconciliations of the non-GAAP financial measures after the condensed consolidated statements of cash flows. The measures used in this release are as follows:

Adjusted net loss attributable to Collective Brands, Inc. -- Defined as net loss attributable to Collective Brands, Inc. excluding adjustments related to lease terminations, severance, third-party store liquidations, strategic review expenses, and their related tax adjustments.

Adjusted loss per share -- Defined as diluted earnings per share attributable to Collective Brands, Inc. common shareholders excluding adjustments related to lease terminations, severance, third-party store liquidations, strategic review expenses, and their related tax adjustments.

Adjusted gross margin -- Defined as gross margin excluding adjustments related to lease terminations and third-party store liquidations.

Adjusted operating profit -- Defined as operating profit excluding adjustments related to lease terminations, severance, third-party store liquidations, and strategic review expenses.

Adjusted operating margin -- Defined as operating margin excluding adjustments related to lease terminations, severance, third-party store liquidations, and strategic review expenses.

Adjusted EBITDA -- Defined as earnings before adjustments, interest (including loss on early extinguishment of debt), taxes, depreciation and amortization. Adjusted EBITDA provides useful information about the Company's operations because it eliminates the effect of invested capital on the Company's operating profit.

About Collective Brands and Forward-Looking Statements
Collective Brands, Inc. is the holding company of three business units: Payless ShoeSource, Collective Brands Performance + Lifestyles Group (PLG), and Collective Licensing International. Payless ShoeSource, one of the largest footwear retailers in the western hemisphere, is dedicated to providing incredible values for on-trend and validated styles of footwear and accessories. PLG markets premium footwear and related products for children and adults under iconic, well-known brand names including Sperry Top-Sider, Saucony, Keds and Stride Rite. Collective Licensing International is a leading youth lifestyle marketing and global licensing business managing or owning such brands as Airwalk®, Above The Rim®, Vision Street Wear®, STRIKEFORCE™ and Clinch Gear™, among others. Information about, and links for shopping on, each of Collective Brands' business units can be found at www.collectivebrands.com.

This release contains forward-looking statements. The statements in this news release regarding the business outlook, expected performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The word "believe," "expected," "should," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to forward-looking statements, management has made assumptions regarding, among other things, customer spending patterns, weather, pricing, operating costs, the timing of various events and the economic and regulatory environment. A variety of factors could cause actual results and experience to differ materially from the anticipated results or expectations expressed in forward-looking statements. These risks and uncertainties that may affect the operations, performance, and results of Collective Brands' business include, but are not limited to: the impact of competition and pricing; changes in consumer preferences and spending patterns; general economic, business and social conditions in the countries where Collective Brands sources products, supplies or has or intends to open stores; changes in weather patterns; the inability to renew material leases, licenses, or contracts upon their expiration; the ability to identify and negotiate leases for new locations on acceptable terms or to terminate unwanted leases on acceptable terms; the financial condition of suppliers; changes in existing or potential duties, tariffs or quotas, and the application thereof; changes in relationships between the U.S. and foreign countries as well as between foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company does business; changes in trade, intellectual property, customs and/or tax laws; fluctuations in currency exchange rates, (e.g. yuan, Canadian dollar, euro); the ability to hire, train and retain associates; performance of other parties in strategic alliances; outcomes of intellectual property, employment litigation, and class actions; the ability to comply with local laws in foreign countries; our ability to maintain and upgrade information systems; threats or acts of terrorism or war; strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; changes in commodity prices such as oil; and other risks referenced from time to time in filings of ours with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended January 29, 2011 in Part I, Item 1A, "Risk Factors". Collective Brands believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Collective Brands is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Collective Brands does not undertake any obligation to release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The unaudited condensed consolidated statements of earnings, balance sheets and statements of cash flows have been prepared in accordance with the Company's accounting policies as described in the Company's 2010 Form 10-K, on file with the Securities and Exchange Commission, are subject to reclassification and adjustments, and should be read in conjunction with the 2010 Annual Report to Shareowners. In the opinion of management, this information is fairly presented and all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included.

                          COLLECTIVE BRANDS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) EARNINGS
                                (UNAUDITED)

(dollars and shares in
 millions, except per
 share data)                  13 Weeks Ended            52 Weeks Ended
                         ------------------------  ------------------------

                         January 28,  January 29,  January 28,  January 29,
                             2012         2011         2012         2011
                         -----------  -----------  -----------  -----------

Net sales                $     815.9  $     773.8  $   3,461.7  $   3,375.7

Cost of sales                  588.6        527.6      2,432.2      2,174.5

                         -----------  -----------  -----------  -----------
Gross margin                   227.3        246.2      1,029.5      1,201.2

Selling, general and
 administrative expenses       249.5        243.6      1,046.3      1,011.5

Impairment of goodwill             -            -         10.0            -

                         -----------  -----------  -----------  -----------
Operating (loss) profit        (22.2)         2.6        (26.8)       189.7

Interest expense                 8.5         11.1         38.9         48.7

Interest income                 (0.1)        (0.1)        (0.4)        (0.7)

Loss on early
 extinguishment of debt            -          0.4          0.5          1.7

                         -----------  -----------  -----------  -----------
Net (loss) earnings
 before income taxes           (30.6)        (8.8)       (65.8)       140.0

Provision (benefit) for
 income taxes                    6.7         (3.2)        88.3         17.4

                         -----------  -----------  -----------  -----------
Net (loss) earnings            (37.3)        (5.6)      (154.1)       122.6

Net earnings
 attributable to
 noncontrolling
 interests                      (4.3)        (4.5)       (10.4)        (9.8)

                         -----------  -----------  -----------  -----------
Net (loss) earnings
 attributable to
 Collective Brands, Inc. $     (41.6) $     (10.1) $    (164.5) $     112.8
                         ===========  ===========  ===========  ===========

(Loss) earnings per
 share attributable to
 Collective Brands, Inc.
 common shareholders:
  Basic                  $     (0.69) $     (0.16) $     (2.73) $      1.77
  Diluted                $     (0.69) $     (0.16) $     (2.73) $      1.75

Weighted average shares
 outstanding:
  Basic                         60.0         61.2         60.2         62.6
  Diluted                       60.0         61.2         60.2         63.3

                           COLLECTIVE BRANDS, INC
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)

                                                   January 28,   January 29,
(dollars in millions)                                  2012          2011
                                                   -----------   -----------

ASSETS:

Current assets:
  Cash and cash equivalents                        $     181.3   $     324.1
  Accounts receivable, net                               146.0         114.4
  Inventories                                            563.4         531.7
  Current deferred income taxes                            6.3          30.7
  Prepaid expenses                                        61.5          55.1
  Other current assets                                    21.8          22.2
                                                   -----------   -----------
Total current assets                                     980.3       1,078.2

Property and equipment, net                              369.4         432.3
Intangible assets, net                                   384.7         428.4
Goodwill                                                 269.8         279.8
Deferred income taxes                                     10.7          10.1
Other assets                                              31.4          39.7

                                                   -----------   -----------
TOTAL ASSETS                                       $   2,046.3   $   2,268.5
                                                   ===========   ===========

LIABILITIES AND EQUITY:

Current liabilities:
  Current maturities of long-term debt             $       5.1   $       5.1
  Accounts payable                                       291.6         287.4
  Accrued expenses                                       146.1         184.4
                                                   -----------   -----------
Total current liabilities                                442.8         476.9

Long-term debt                                           604.8         659.4
Deferred income taxes                                    122.4          65.4
Other liabilities                                        202.8         212.4

Equity:
  Collective Brands, Inc. shareowners' equity            644.8         822.9
  Noncontrolling interests                                28.7          31.5
                                                   -----------   -----------
Total equity                                             673.5         854.4

                                                   -----------   -----------
TOTAL LIABILITIES AND EQUITY                       $   2,046.3   $   2,268.5
                                                   ===========   ===========

                          COLLECTIVE BRANDS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (UNAUDITED)

                                                       52 Weeks Ended
                                                 --------------------------
                                                 January 28,    January 29,
(dollars in millions)                                2012           2011
                                                 -----------    -----------

OPERATING ACTIVITIES:
Net (loss) earnings                              $    (154.1)   $     122.6
Adjustments for non-cash items included in net
 (loss) earnings:
    Loss on impairment and disposal of assets           46.3           12.2
    Impairment of goodwill and indefinite-lived
     tradenames                                         41.1              -
    Depreciation and amortization                      131.7          138.2
    Provision for losses on accounts receivable          1.7            2.0
    Share-based compensation expense                    12.7           16.6
    Deferred income taxes                               85.3            4.2
    Loss on extinguishment of debt                       0.5            1.7
Changes in working capital:
    Accounts Receivable                                (34.2)         (20.7)
    Inventories                                        (31.1)         (86.7)
    Prepaid expenses and other current assets           (8.6)          (7.5)
    Accounts payable                                     5.4           92.2
    Accrued expenses                                   (33.8)           5.9
Changes in other assets and liabilities, net           (16.8)          (7.6)
Contributions to pension plans                          (0.4)          (1.6)
                                                 -----------    -----------

Cash flow provided by operating activities              45.7          271.5
                                                 -----------    -----------

INVESTING ACTIVITIES:
Capital expenditures                                   (98.9)         (97.6)
Intangible asset additions                              (1.4)             -
                                                 -----------    -----------

Cash flow used in investing activities                (100.3)         (97.6)
                                                 -----------    -----------

FINANCING ACTIVITIES:
Repayment of debt                                      (55.1)        (185.2)
Payment of deferred financing costs                     (1.8)             -
Issuances of common stock                                1.8           10.7
Purchases of common stock                              (18.7)         (63.9)
Contributions by noncontrolling interests                  -            3.1
Distribution to noncontrolling interests               (13.2)         (10.8)
                                                 -----------    -----------

Cash flow used in financing activities                 (87.0)        (246.1)
                                                 -----------    -----------

Effect of exchange rate changes on cash                 (1.2)           2.8

Decrease in cash and cash equivalents                 (142.8)         (69.4)

Cash and cash equivalents, beginning of year           324.1          393.5
                                                 -----------    -----------
Cash and cash equivalents, end of period         $     181.3    $     324.1
                                                 ===========    ===========

                           COLLECTIVE BRANDS, INC.
                   SUMMARY OF PRE-TAX NON-GAAP ADJUSTMENTS
                FOR THE THIRTEEN WEEKS ENDED JANUARY 28, 2012
                                 (UNAUDITED)

                        Payless      Payless       PLG        PLG
(in millions)           Domestic  International   Retail   Wholesale  Total
                       --------- -------------- --------- ---------- -------

 Lease termination
  costs                $     6.5 $          0.1 $     0.8 $        - $   7.4
 Severance related to
  store closings             2.1            0.2       0.1          -     2.4
 Impact of third-party
  store liquidations         1.6            0.1         -          -     1.7
 Strategic review
  expenses                   1.3              -       0.4          -     1.7
                       --------- -------------- --------- ---------- -------
Total                  $    11.5 $          0.4 $     1.3 $        - $  13.2
                       ========= ============== ========= ========== =======

                           COLLECTIVE BRANDS, INC.
                   SUMMARY OF PRE-TAX NON-GAAP ADJUSTMENTS
               FOR THE FIFTY-TWO WEEKS ENDED JANUARY 28, 2012
                                 (UNAUDITED)

                        Payless      Payless       PLG        PLG
(in millions)           Domestic  International   Retail   Wholesale  Total
                       --------- -------------- --------- ---------- -------

 Q2 2011 increase in
  impairment of
  tangible assets      $    26.2 $          2.5 $     3.1 $      0.7 $  32.5
 Impairment of
  tradenames                 7.6              -         -       23.5    31.1
 Impairment of
  goodwill                  10.0              -         -          -    10.0
 CEO severance              10.0              -         -          -    10.0
 Lease termination
  costs                      9.3            0.5       0.8          -    10.6
 Impact of third-party
  store liquidations         1.6            0.1         -          -     1.7
 Strategic review
  expenses                   3.4              -       0.4          -     3.8
 Severance related to
  store closings             2.0            0.3       0.1          -     2.4
                       --------- -------------- --------- ---------- -------
Total                  $    70.1 $          3.4 $     4.4 $     24.2 $ 102.1
                       ========= ============== ========= ========== =======

                          COLLECTIVE BRANDS, INC.
          RECONCILIATON OF GAAP TO NON-GAAP FINANCIAL INFORMATION
               FOR THE THIRTEEN WEEKS ENDED JANUARY 28, 2012
                                (UNAUDITED)

         RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED NET SALES

(dollars in millions)

Net sales: as reported (GAAP basis)                          $     815.9
  Third-party liquidation stores net sales                         (13.9)
                                                             -----------
Net sales: non-GAAP basis                                    $     802.0
                                                             ===========

        RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED GROSS MARGIN

(dollars in millions)

Gross margin: as reported (GAAP basis)                       $     227.3
  Lease termination costs                                            7.4
  Impact of third-party store liquidations                           1.7
                                                             -----------
Gross margin: non-GAAP basis                                 $     236.4
                                                             ===========

    RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED SELLING, GENERAL AND
                           ADMINISTRATIVE EXPENSES

(dollars in millions)

Selling, general and administrative expenses: as reported
 (GAAP basis)                                                $     249.5
  Severance related to store closings                               (2.4)
  Strategic review expenses                                         (1.7)
                                                             -----------
Selling, general and administrative expenses: non-GAAP basis $     245.4
                                                             ===========

            RECONCILIATION OF GAAP TO NON-GAAP OPERATING PROFIT

(dollars in millions)

Operating loss: as reported (GAAP basis)                     $     (22.2)
  Lease termination costs                                            7.4
  Severance related to store closings                                2.4
  Impact of third-party store liquidations                           1.7
  Strategic review expenses                                          1.7
                                                             -----------
Operating profit: non-GAAP basis                             $      (9.0)
                                                             ===========

 RECONCILIATION OF GAAP TO NON-GAAP LOSS ATTRIBUTABLE TO COLLECTIVE BRANDS,
                                    INC.

(dollars in millions)

Net loss attributable to Collective Brands, Inc.: as reported
 (GAAP basis)                                                $     (41.6)
  Lease termination costs                                            7.4
  Severance related to store closings                                2.4
  Impact of third-party store liquidations                           1.7
  Strategic review expenses                                          1.7
  Tax impact of adjustments                                         (8.2)
                                                             -----------
Net loss attributable to Collective Brands, Inc.: non-GAAP
 basis                                                       $     (36.6)
                                                             ===========

         RECONCILIATION OF GAAP TO NON-GAAP DILUTED LOSS PER SHARE

Diluted loss per share attributable to Collective Brands,
 Inc.: as reported (GAAP basis)                              $     (0.69)
  Adjustment                                                        0.08 (a)
                                                             -----------
Diluted loss per share attributable to Collective Brands,
 Inc.: non-GAAP basis                                        $     (0.61)
                                                             ===========

Note to adjustment:
  (a) Represents the per share impact of the lease termination costs, severance, third-party store liquidations and strategic review expenses, including the per share tax impact of adjustments.

                          COLLECTIVE BRANDS, INC.
        RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
                                (UNAUDITED)

(dollars in millions)
                                           13 weeks ended    13 weeks ended
                                             January 28,       January 29,
                                                2012              2011
                                           --------------    --------------
Net loss                                   $        (37.3)   $         (5.6)

Provision (benefit) for income taxes                  6.7              (3.2)

Net interest expense (including loss on
 early extinguisment of debt)                         8.4              11.4

Depreciation and amortization                        32.4              33.6

Lease termination costs                               7.4                 -

Severance related to store closings                   2.4                 -

Gross margin impact of liquidation stores             1.7                 -

Strategic review expenses                             1.7                 -
                                           --------------    --------------

Adjusted EBITDA                            $         23.4    $         36.2
                                           ==============    ==============

Investment Community Contact:
James Grant
(785) 559-5321

Media Contact:
Mardi Larson
(612) 928-0202